UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                 August 23, 2002


                        MICROCHIP TECHNOLOGY INCORPORATED
             (Exact name of Registrant as specified in its charter)


            Delaware                     0-21184                 86-062904
(State or other jurisdiction of   (Commission File No.)        (IRS Employer
         incorporation)                                   Identification Number)


           2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
                    (Address of principal executive offices)


                                 (480) 792-7200
              (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On August 23, 2002, we closed the acquisition of a semiconductor manufacturing facility in Gresham, Oregon from Fujitsu Microelectronics, Inc., referred to as FMI. The acquisition was pursuant to a Purchase and Sale Agreement between us and FMI, dated as of July 17, 2002, a copy of which was filed as Exhibit 2.1 to our current report on Form 8-K filed on July 18, 2002.

     Pursuant to the Purchase and Sale Agreement, we acquired, subject to specific exclusions as set forth in the Purchase and Sale Agreement, certain of the assets of FMI, consisting of an approximately 140-acre campus, buildings totaling approximately 826,500 square feet (including approximately 200,000 square feet of clean room space) and manufacturing equipment. The total purchase price was $183.5 million in cash, which we paid from our existing cash and cash equivalent balances.

     We intend to use the facility to manufacture semiconductors. FMI manufactured semiconductors at the facility. We negotiated the purchase price at arm's length and there is no material relationship between FMI and us or any of our affiliates, or our officers or directors or the associates of any such officer or director.

     As part of the transaction, FMI donated approximately 60 acres of land adjacent to the manufacturing facility, which is largely designated as a natural resource area, directly to the City of Gresham, Oregon for local and regional open space. At closing, the approximately 60 acres of land adjacent to the manufacturing facility was transferred directly by FMI to the City of Gresham, Oregon. The transfer of the 60 acres to the City of Gresham did not result in a reduction of the total purchase price. The remaining approximately 140 acres, including the approximately 60 acres where the manufacturing facilities are located, provides us with ample land for future facility expansion and site development.

     One of the closing conditions of our acquisition of the Gresham facility was the qualification of the Gresham facility under the state of Oregon's Strategic Investment Program, or SIP. Final state of Oregon approval was obtained on August 23, 2002. The SIP will become effective for us beginning July 1, 2003 and will be effective for a period of seven years. The SIP will provide us with a partial property tax exemption on the Gresham facility. The SIP exemption requires us to pay property tax on the first $100,000,000.00 of assessed value of the Gresham facility; the $100,000,000.00 taxable base increases each year by three percent. To maintain the SIP once it becomes effective on July 1, 2003, we must comply with certain requirements including:

     * meeting certain minimum employment levels in each of the years covered by the SIP

     * complying with a first source hiring agreement regarding hiring of new employees at the Gresham facility, and

     *    annual contributions to the Mt. Hood Community College
          Microelectronics Training Center.

     A copy of the SIP agreement between us, Multnomah County, Oregon and the City of Gresham, Oregon is filed as Exhibit 2.2 to this report on Form 8-K.

     We currently intend to maintain our Fab 3 (Puyallup, Washington) manufacturing facility until it is required for future production. We are, however, evaluating whether an impairment charge on Fab 3 will be required following our acquisition of the Gresham facility. If required, we expect that such impairment charge would be taken in the quarter ending September 30, 2002. Now that the acquisition of the Gresham, Oregon facility has been completed, we will commence relocating the manufacturing process equipment from Fab 3 to our wafer fabrication facilities in Chandler (Fab 1) and Tempe, Arizona (Fab 2), and will also begin relocating certain equipment from Fab 3 to the Gresham, Oregon facility to create a closer equipment match to our Fab 2 wafer fabrication facility in order to facilitate a quicker process start at the Gresham facility.

     THE FOREGOING STATEMENTS RELATED TO THE 140-ACRES PROVIDING AMPLE LAND FOR FUTURE FACILITY EXPANSION AND SITE DEVELOPMENT, OUR INTENTION TO MAINTAIN OUR PUYALLUP MANUFACTURING FACILITY UNTIL IT IS REQUIRED FOR FUTURE PRODUCTION, EVALUATION OF THE PUYALLUP FACILITY TO DETERMINE IF AN IMPAIRMENT CHARGE WILL BE REQUIRED FOLLOWING THE CLOSING OF THE ACQUISITION OF THE GRESHAM FACILITY, THE TIMING OF ANY IMPAIRMENT CHARGE, RELOCATION OF EQUIPMENT FROM THE PUYALLUP FACILITY TO OUR OTHER MANUFACTURING FACILITIES AND THE RELOCATION OF EQUIPMENT FACILITATING A QUICKER PROCESS START IN THE GRESHAM FACILITY ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING, BUT NOT LIMITED
TO: FUTURE DEMAND FOR OUR PRODUCTS AND THOSE OF OUR CUSTOMERS; DELAYS IN PERMIT TRANSFERS AND/OR FACILITIZATION OF THE GRESHAM FACILITY; OUR ABILITY TO RAMP PRODUCTS INTO VOLUME PRODUCTION AT THE GRESHAM FACILITY; AVAILABILITY OF EQUIPMENT AND OTHER SUPPLIES; THE ABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL IN THE GRESHAM AREA; COMPETITIVE FACTORS, SUCH AS COMPETING ARCHITECTURES AND MANUFACTURING TECHNOLOGIES AND ACCEPTANCE OF NEW PRODUCTS IN THE MARKETS WE GENERALLY SERVE; OUR TIMELY INTRODUCTION OF NEW TECHNOLOGIES; IMPACTS OF EVENTS OUTSIDE OF THE UNITED STATES, SUCH AS THE BUSINESS IMPACT OF FLUCTUATING CURRENCIES OR UNREST OR POLITICAL INSTABILITY; DISRUPTIONS IN INTERNATIONAL TRANSPORT OR DELIVERY OCCASIONED BY TERRORIST ACTIVITY, ARMED CONFLICT, WAR OR AN UNEXPECTED INCREASE IN THE PRICE OF, OR DECREASE IN SUPPLY OF, OIL; AND GENERAL INDUSTRY, POLITICAL AND ECONOMIC CONDITIONS.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (C)  EXHIBITS.

          2.1 Purchase and Sale Agreement, dated as of July 17, 2002 between Microchip Technology Incorporated and Fujitsu Microelectronics, Inc. [Incorporated by reference to Exhibit 2.1 to Registrant's Current Report on Form 8-K dated July 17, 2002]

          2.2 Strategic Investment Program Contract dated as of August 15, 2002 by and between Registrant, Multnomah County, Oregon and City of Gresham, Oregon

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: August 26, 2002                  Microchip Technology Incorporated


                                        By: /s/ Gordon W. Parnell
                                            ------------------------------------
                                            Gordon W. Parnell
                                            Vice President, Chief Financial
                                            Officer (Principal Accounting and
                                            Financial Officer)

                          INDEX TO EXHIBITS FILED WITH

              THE CURRENT REPORT ON FORM 8-K DATED AUGUST 23, 2002


Exhibit 2.1 Purchase and Sale Agreement, dated as of July 17, 2002 between Microchip Technology Incorporated and Fujitsu Microelectronics, Inc. [Incorporated by reference to Exhibit 2.1 to Registrant's Current Report on Form 8-K dated July 17, 2002 and filed July 18, 2002]

Exhibit 2.2 Strategic Investment Program Contract dated as of August 15, 2002 by and between Registrant, Multnomah County, Oregon and City of Gresham, Oregon